Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amicus Therapeutics, Inc. Cash Deferral Plan of our reports dated March 3, 2014, with respect to the consolidated financial statements of Amicus Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Amicus Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Metropark, New Jersey

June 27, 2014